 As filed with the Securities and Exchange Commission on December 19, 1997
                                           Registration No. 333-----------

----------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549
                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------

                              CONNING CORPORATION
              (Exact name of issuer as specified in its charter)

                                    Missouri
                                    --------
        (State or other jurisdiction of incorporation or organization)

                                   43-1719355
                                   ----------
                   (Federal Employer Identification Number)

                               700 Market Street
                          St. Louis, Missouri  63101
                          --------------------------
                    (Address of principal executive offices)

                               CONNING CORPORATION
                            1995 FLEXIBLE STOCK PLAN
                            1996 FLEXIBLE STOCK PLAN
                            1997 FLEXIBLE STOCK PLAN
                            ------------------------
                            (Full title of the Plan)

                             Leonard M. Rubenstein
                      Chairman and Chief Executive Officer
                              Conning Corporation
                               700 Market Street
                          St. Louis, Missouri  63101
                     (Name and Address of Agent for Service)

                                (314) 444-0498
           (Telephone number, including area code, of Agent for Service)

                                   CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                           Proposed       Proposed
            Title of                                       Maximum        Maximum
           Securities                        Amount        Offering       Aggregate         Amount of
             to be                           to be         Price Per      Offering        Registration
           Registered                      Registered      Share<F1>      Price<F1>           Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value<F2>           3,437,500       $10.989916    $37,778,838        $11,145
========================================================================================================

--------------------
<F1>  Calculated pursuant to Rule 457(h) under the Securities Act of 1933.
      The proposed maximum aggregate offering price represents: (1) the product of the exercise prices of the currently outstanding options under the 1995 Flexible Stock Plan, the 1996 Flexible Stock Plan and the 1997 Flexible Stock Plan and the number of shares underlying such outstanding options plus (2) the product of the average of the high and low sales prices of a share of Common Stock on the Nasdaq National Market on December 16, 1997 with respect to the remaining shares reserved for issuance under the 1997 Flexible Stock Plan and such number of remaining reserved shares. The proposed maximum offering price per share represents the proposed maximum aggregate offering price divided by the total number of shares to be registered.

<F2>  This Registration Statement also covers such additional shares of
      Common Stock as may be issuable pursuant to antidilution provisions.


                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference as of their respective dates of filing:

            (a) Registration Statement on Form S-1, as amended (No. 333-35993), which contains unaudited consolidated financial statements of the registrant as of and for the nine months ended September 30, 1997 and 1996, audited consolidated financial statements of the registrant as of and for the fiscal years ended December 31, 1996, 1995 and 1994, unaudited financial statements for the registrant (parent company only) as of and for the fiscal years ended December 31, 1996 and 1995, and audited financial statements for the registrant as of and for the six months ended June 30, 1995.

            (b) The description of the registrant's common stock which is contained in the Registration Statement on Form 8-A (No. 000-23183) dated and filed on October 8, 1997, as amended on November 6, 1997.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

            Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The Honorable John C. Danforth, a partner of Bryan Cave LLP, is a director of General American Mutual Holding Company and General American Life Insurance Company, which own all of the stock of the Company's majority shareholder, General American Holding Company, and a director of GenAmerica Corporation, a subsidiary of General American Mutual Holding Company. He also beneficially owns 7,300 shares of the Company's Common Stock. Bryan Cave LLP from time to time serves as legal counsel to General American Life Insurance Company and certain of its affiliates.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses
(including attorney's fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      The Amended and Restated Articles of Incorporation of the Company contain provisions indemnifying its directors and officers to the extent authorized specifically by Sections 351.355(1), (2), (3) and (7).

      Directors or officers of the Company who are directors or officers of General American Life Insurance Company ("General American") may also be entitled to indemnification by General American under the provisions of General American's Articles of Incorporation, which provide indemnification to them since they serve, at General American's request, as directors or officers of the Company. Such individuals are also covered by General American's director's and officer's liability insurance policy.

      General American Mutual Holding Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

            Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

   (a)      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                               SIGNATURES
                               ----------

            Pursuant to the requirements of the Securities Act of 1933, as amended ("Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 18th day of December, 1997.

                              CONNING CORPORATION


                              By /s/ Leonard M. Rubenstein
                                 --------------------------------------------
                                      Leonard M. Rubenstein
                                      Chairman and Chief Executive Officer


            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



          Name                          Title                                                          Date
          ----                          -----                                                          ----

                                        Director
------------------------------
John A. Fibiger

/s/ Richard A. Liddy                    Director                                                 December 18, 1997
------------------------------
Richard A. Liddy

/s/ Leonard M. Rubenstein               Chairman and  Chief Executive Officer                    December 18, 1997
------------------------------          (Principal Executive Officer)
Leonard M. Rubenstein

/s/ Fred M. Schpero                     Senior Vice President and Chief Financial                December 18, 1997
------------------------------          Officer (Principal Financial and Accounting
Fred M. Schpero                         Officer)

                                        Director
------------------------------
John C. Shaw

/s/ Maurice W. Slayton                  President and Director                                   December 18, 1997
------------------------------
Maurice W. Slayton



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


                                   EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
4.1               Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's
                  Registration Statement on Form S-1 (No. 333-35993) filed on December
                  11, 1997)

4.2               Form of Amendment to Restated Articles of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.2 to the Company's Registration
                  Statement on Form S-1, as amended (No. 333-35993) filed on September
                  19, 1997)

4.3               Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the
                  Company's Registration Statement on Form S-1, as amended (No. 333-
                  35993) filed on September 19, 1997)

5.1               Opinion of Bryan Cave LLP

23.1              Consent of Bryan Cave LLP (Included in Exhibit 5.1)

23.2              Consent of KPMG Peat Marwick LLP

23.3              Consent of Price Waterhouse LLP



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